Exhibit 5(b)
[Letterhead of Merck & Co., Inc.]
May 14, 2024
Merck & Co., Inc.
126 East Lincoln Avenue
Rahway, NJ 07065
MSD Netherlands Capital B.V.
Waarderweg 39
2031 BN Haarlem, the Netherlands
Re: Merck & Co., Inc. and MSD Netherlands Capital B.V. – Debt Securities and Guarantees
Ladies and Gentlemen:
I am the Executive Vice President and General Counsel of Merck & Co., Inc., a New Jersey corporation (the “Company”), and in such capacity have acted as counsel for the Company and MSD Netherlands Capital B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Haarlem, the Netherlands (“MSD Netherlands”), a wholly-owned subsidiary of the Company, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) an indeterminate aggregate principal amount of debt securities (the “Company Securities”) of the Company and (ii) an indeterminate aggregate principal amount of debt securities (the “MSD Netherlands Securities”) of MSD Netherlands, which will be fully and unconditionally guaranteed by the Company (the “Guarantees”). I, or attorneys under my general supervision, have examined such corporate records, certificates and other documents, including the Registration Statement on Form S-3 relating to the Company Securities (the “Initial Registration Statement”) filed on March 19, 2024, as amended by Post-Effective Amendment No. 1 (the “Post-Effective Amendment” and, together with the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”) relating to the Company Securities, the MSD Netherlands Securities and the Guarantees, to be filed on the date hereof by the Company and MSD Netherlands, and have reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.
I am admitted to practice law in California, New Jersey and the District of Columbia. The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and the New Jersey Business Corporation Act.
As used herein, (i) “Company Indenture” means the indenture, dated as of January 6, 2010, between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”) and (ii) “MSD Netherlands Indenture” means an indenture to be entered into by and among MSD Netherlands, as issuer, the Company, as guarantor, and the Trustee.
Upon the basis of the foregoing examination and review, I advise you that, in my opinion:
(i)    When the terms of the Company Securities and of their issue and sale have been duly established in conformity with the Company Indenture relating to the Company Securities so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Company Securities have been duly executed and authenticated in accordance with the Company Indenture and issued and sold as contemplated in the Registration Statement, the Company Securities will be legally issued and will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(ii)    When the terms of the MSD Netherlands Securities and of their issue and sale have been duly established in conformity with the MSD Netherlands Indenture relating to the MSD Netherlands Securities so as not to violate any applicable law or agreement or instrument then binding on MSD Netherlands, and the MSD Netherlands Securities have been duly executed and authenticated in accordance with the MSD Netherlands Indenture and issued and sold as contemplated in the Registration Statement, the MSD Netherlands Securities will be legally issued and will constitute valid and binding obligations of MSD Netherlands, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(iii)    When the terms of the Guarantees by the Company and of their issue and sale have been duly established in conformity with the MSD Netherlands Indenture relating to the Guarantees so as not to violate any applicable law or agreement or instrument then binding on the Company, and the MSD Netherlands Securities guaranteed thereby have been duly executed and authenticated in accordance with the MSD Netherlands Indenture and issued and sold as contemplated in the Registration Statement, the Guarantees will be legally issued and will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
The opinions expressed herein are rendered only to you and are solely for your benefit and may not be relied upon by any person, firm, or corporation for any reason without my prior written consent.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Debt Securities” in the related prospectus. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jennifer Zachary
Jennifer Zachary

Executive Vice President and General Counsel